EXHIBIT 21

                         Subsidiaries of the Registrant

CNL American Properties Fund, Inc.
CNL Restaurant Properties, Inc.
CNL APF LP Corp.
CNL APF GP Corp.
CNL Restaurant Net Lease GP Holding Corp
CNL Fund Advisors, Inc.
CNL APF Partners, LP
CNL Restaurant Net Lease Holdings, LP
RAI Restaurants, Inc.
CNL Restaurant Bond Holdings, Inc.
CNL Funding 2000-A, Inc.
CNL Net Lease Funding 2001, Inc.
CNL Restaurant Development Inc.
CNL Net Lease Funding 2001, LP
South Street Investments, Inc.
Maple & Main Redevelopment LLC
CNL Funding 2000-A, LP
CNL Restaurant Bond Holdings,
LP CNL/Corral South JV
CNL/Chevys Annapolis JV
CNL/Lee Vista JV
CNL/MSC Indiana JV
CNL/MSC JV No. 752
CNL/MSC JV No. 779
CNL/MSC JV No. 857
CNL/MSC JV No. 182
CNL/MSC JV No. 1005
CNL/MSC JV No. 740
Orange Den, LLC
Maple & Main Orlando, LLC
CNL Franchise Network, LP
CNL Franchise Network Corp.
CNL Financial GP Holding Corp
CNL Franchise Network GP Corp
CNL Franchise Network LP Corp
CNL Restaurant Property Services, Inc.
CNL Financial Services GP Corp.
CNL Financial Services, LP
CNL Financial LP Holding, LP
CNL Advisory Services, LLC
Restaurant Assets, LLC
CFD Holdings, LLC
CNL RP Services, LLC
CNL Restaurant Investors, LLC
CNL Restaurant Investors Properties, LLC
CNL Restaurant Investors Properties, Inc.
CNL Net Lease Investors, GP Corp
CNL Funding 2001-4, Inc.
CNL Funding 2001-A, Inc.
CNL Financial VII, Inc.
CNL Financial VIII, Inc.
CNL Financial IX, Inc.
CNL Funding 98-1, Inc.
CNL Funding 99-1, Inc.
CNL Funding 2001-A, LP
CNL Funding 2001-4, LP
CNL Financial VII, LP
CNL Net Lease Investors, LP
CNL Financial VIII, LP
CNL Financial IX, LP